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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our reports dated March 30, 2001, included in UroCor, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our firm with respect to UroCor, Inc. included in this registration statement and related prospectus document.

/s/ Arthur Andersen LLP

Oklahoma City, Oklahoma
September 6, 2001